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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-52470) and Form S-8 (Nos. 333-90129, 333-37238 and 333-59212) of Allscripts Healthcare Solutions, Inc. (formerly Allscripts, Inc.) of our reports dated February 17, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K. We also consent to the reference to us under the heading "Item 6. Selected Financial Data" in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
March 22, 2002

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS